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                                                                    Exhibit 23.1







                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91292) pertaining to the 1999 Stock Option Plan, the 2000 Stock Incentive Plan, the 2002 Employee Stock Incentive Plan, the 2002 Employee Stock Purchase Plan, and the 2002 Key Executive Stock Incentive Plan of Printcafe Software, Inc. of our report dated March 10, 2003, with respect to the consolidated financial statements of Printcafe Software, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

Pittsburgh, Pennsylvania
March 14, 2003